EXHIBIT 1
JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $0.01 par value per share, of Carter’s, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  December 2, 2010

BERKSHIRE FUND VII, L.P.

By:	Seventh Berkshire Associates LLC,
its general partner

By:	/s/ Michael C. Ascione
	Name:	Michael C. Ascione
	Title:	Managing Director

BERKSHIRE FUND VII-A, L.P.

By:	Seventh Berkshire Associates LLC,
its general partner

By:	/s/ Michael C. Ascione
	Name:	Michael C. Ascione
	Title:	Managing Director

BERKSHIRE INVESTORS IV LLC

By:	/s/ Michael C. Ascione
	Name:	Michael C. Ascione
	Title:	Managing Director

BERKSHIRE INVESTORS III LLC

By:	/s/ Michael C. Ascione
	Name:	Michael C. Ascione
	Title:	Managing Director

STOCKBRIDGE FUND, L.P.

By:	Stockbridge Associates LLC, its general partner

By:	/s/ Robert J. Small
	Name:	Robert J. Small
	Title:	Managing Director

STOCKBRIDGE ABSOLUTE RETURN FUND, L.P.

By:	Stockbridge Associates LLC, its general partner

By:	/s/ Robert J. Small
	Name:	Robert J. Small
	Title:	Managing Director

STOCKBRIDGE PARTNERS LLC

By:	Berkshire Partners LLC, its sole managing member

By:	/s/ Michael C. Ascione
	Name:	Michael C. Ascione
	Title:	Managing Director

BERKSHIRE PARTNERS LLC

By:	/s/ Michael C. Ascione
	Name:	Michael C. Ascione
	Title:	Managing Director

STOCKBRIDGE FUND M, L.P.

By:	Stockbridge Associates LLC, its general partner

By:	/s/ Robert J. Small
	Name:	Robert J. Small
	Title:	Managing Director